Exhibit 10.25

DUN & BRADSTREET HOLDINGS, INC.
COMMON STOCK PURCHASE AGREEMENT

THIS COMMON STOCK PURCHASE AGREEMENT (the “Agreement”) is made as of June 23, 2020, by and between Dun & Bradstreet Holdings, Inc., a Delaware corporation (the “Company”), and CC Star Holdings, LP, a Delaware limited partnership (the “Investor”).

THE PARTIES HEREBY AGREE AS FOLLOWS:

1.                                      Purchase and Sale of Stock.

1.1                               Sale and Issuance of Common Stock.  Subject to the terms and conditions of this Agreement, the Investor agrees to purchase from the Company, and the Company agrees to sell and issue to the Investor, the Shares (as defined below) at a purchase price per share of 98.5% of the initial public offering price (before underwriting discounts and expenses) in the Qualified IPO (as defined below) (the “IPO Price”). “Shares” shall mean the number of shares of Common Stock of the Company, par value $0.0001 (the “Common Stock”), equal to $100,000,000 divided by the IPO Price, rounded up to the nearest whole share.  “Qualified IPO” shall mean the issuance and sale of shares of the Common Stock by the Company, pursuant to an Underwriting Agreement to be entered into by and among the Company and certain underwriters (the “Underwriters”), in connection with the Company’s initial public offering pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-239050) (as amended, the “Registration Statement”) and/or any related registration statements (the “Underwriting Agreement”).

1.2                               Closing.  The purchase and sale of the Shares shall take place at the location and at the time subsequent to the closing of the Qualified IPO (which time and place are designated as the “Closing”) after the satisfaction of each of the conditions set forth in Section 5 and Section 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions).  At the Closing, the Investor shall make payment of the purchase price of the Shares by wire transfer in immediately available funds to the account specified by the Company against delivery to the Investor of the Shares registered in the name of the Investor, which Shares shall be uncertificated shares.

2.                                      Registration Rights.  At the Closing, in connection with the Qualified IPO and purchase of the Shares, the Company will enter into a registration rights agreement (the “Registration Rights Agreement”) with certain stockholders of the Company, including the Investor and/or certain entities and individuals that indirectly own equity interests in the Investor.

3.                                      Representations and Warranties of the Company.  The Company hereby represents and warrants to the Investor that as of the date hereof and as of the date of the Closing:

3.1                               Organization, Good Standing and Qualification.

(a)                                 The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted.

(b)                                 The Company is duly qualified to transact business and is in good standing in each jurisdiction in which it is required to be so qualified or in good standing.

3.2                               Authorization.  All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Registration Rights Agreement, the performance of all obligations of the Company under this Agreement, and the authorization, issuance, sale and delivery of the Shares being sold hereunder has been taken or will be taken prior to the pricing of the Qualified IPO, and this Agreement constitutes and the Registration Rights Agreement will constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable federal or state securities laws.

3.3                               Valid Issuance of Common Stock.  The Shares being purchased by the Investor hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws or as contemplated hereby or by the Registration Rights Agreement.

3.4                               Compliance with Other Instruments and Non-Contravention.

(a)                                 The Company is not in violation or default of any provision of its Amended and Restated Certificate of Incorporation or Bylaws.

(b)                                 The Company is not in violation or default in any material respect of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or, any provision of any federal or state statute, rule or regulation applicable to the Company.  The execution, delivery and performance of this Agreement and the Registration Rights Agreement, and the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement will not result in any such violation or default or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of its assets or properties.

3.5                               Description of Capital Stock.  As of the date of the Closing, the statements set forth in the Preliminary Prospectus (as defined in the Underwriting Agreement) that was included in the Registration Statement immediately prior to the Applicable Time (as defined in the Underwriting Agreement) and Prospectus (as defined in the Underwriting Agreement) under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Company’s capital stock, will be accurate, complete and fair in all material respects.

3.6                               Registration Statement.  The Registration Statement, and any amendment thereto, including any information deemed to be included therein pursuant to the rules and regulations of the United States Securities and Exchange Commission (the “SEC”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), complied (or, in the case of amendments filed after the date of this Agreement, will comply) as of its filing date in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC promulgated thereunder, and did not (or, in the case of amendments filed after the date hereof, will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.  As of the date it is declared effective by the SEC, the Registration Statement, as so amended, and any related registration statements, will comply in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC promulgated thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.  Any preliminary prospectus included in the Registration Statement or any amendment thereto, any free writing prospectus related to the Registration Statement and any final prospectus related to the Registration Statement filed pursuant to Rule 424 promulgated under the Securities Act, in each case as of its date, will comply in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

3.7                               Brokers or Finders.  The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the sale of the Shares contemplated by this Agreement.

3.8                               Private Placement.  Assuming the accuracy of the representations, warranties and covenants of the Investor set forth in Section 4 of this Agreement, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Investor under this Agreement.

4.                                      Representations, Warranties and Covenants of the Investor.  The Investor hereby represents and warrants that as of the date hereof and as of the date of the Closing:

4.1                               Organization, Good Standing and Qualification.  The Investor is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware.

4.2                               Authorization.  The Investor has full power and authority to enter into this Agreement, and such agreement constitutes a valid and legally binding obligation of the Investor, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

4.3                               Purchase Entirely for Own Account.  By the Investor’s execution of this Agreement, the Investor hereby confirms, that the Shares to be received by the Investor will be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same, except as permitted by applicable federal or state securities laws.  By executing this Agreement, the Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares. Notwithstanding the foregoing, the Shares may be distributed to (i) entities and individuals that directly and/or indirectly own equity interests in the Investor or (ii) entities in which the Investor directly and/or indirectly owns equity interests (the “Affiliated Holders”).

4.4                               Disclosure of Information.  The Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares.  The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the business, properties, prospects and financial condition of the Company.  The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement or the right of the Investor to rely thereon.

4.5                               Investment Experience.  The Investor acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares.  Investor also represents it has not been organized for the purpose of acquiring the Shares.

4.6                               Accredited Investor.  The Investor is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the SEC under the Securities Act, as presently in effect.

4.7                               Existing Relationship.  As of the date hereof, the Investor owns equity interests in Star Parent, L.P., which owns all of the Company’s Common Stock.

4.8                               Brokers or Finders.  The Investor has not engaged any brokers, finders or agents, and neither the Company nor the Investor has, nor will, incur, directly or indirectly, as a result of any action taken by the Investor, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement.

4.9                               Restricted Securities.  The Investor understands that the Shares will be characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances.

4.10                        Market Stand-Off Agreement; Lock-Up Agreement.  The Investor hereby agrees that for 180 days following the effective date of the Registration Statement, it shall not sell or otherwise transfer or dispose of the Shares, other than to (a) Affiliated Holders or (b) with the consent of the Company. To the extent any Affiliated Holder has executed and delivered to the Underwriters the lock-up agreement provided by the Company (the “Lock-Up Agreement”), the Shares received by such Affiliated Holder pursuant to any transfer will be subject to the terms of the Lock-Up Agreement. In order to enforce this covenant, the Company shall have the right to place restrictive legends on the certificates or book-entry accounts representing the Shares (including the Shares distributed to Affiliated Holders, to the extent applicable) and to impose stop transfer instructions with respect to such Shares until the end of such period.

4.11                        Legends.  The Investor understands that the Shares may bear one or all of the following legends:

(a)                                 “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTIONS.  THESE SECURITIES MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT, APPLICABLE STATE SECURITIES LAWS (PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM).”

(b)                                 “THESE SHARES ARE SUBJECT TO A 180 DAY MARKET STANDOFF RESTRICTION AS SET FORTH IN A CERTAIN AGREEMENT BETWEEN THE ISSUER AND THE INVESTOR, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER.  AS A RESULT OF SUCH AGREEMENT, THESE SHARES MAY NOT BE TRADED PRIOR TO 180 DAYS AFTER THE EFFECTIVE DATE OF ANY PUBLIC OFFERING OF THE COMMON STOCK OF THE ISSUER HEREOF.  SUCH RESTRICTION IS BINDING ON TRANSFEREES OF THESE SHARES.”

(c)                                  Any legend required by applicable state “blue sky” securities laws, rules and regulations.

5.                                      Conditions of the Investor’s Obligations at Closing.  The obligations of the Investor under subsection 1.1 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions.

5.1                               Representations and Warranties.  The representations and warranties of the Company shall be true on and as of the Closing.

5.2                               Public Offering Shares.  The Underwriters shall have purchased the Firm Shares (as defined in the Underwriting Agreement) pursuant to the Registration Statement and Underwriting Agreement.

5.3                               Absence of Injunctions, Decrees, Etc.  During this period from the date of this Agreement to immediately prior to the Closing, no governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any decision, injunction, decree, ruling, law or order permanently enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated at the Closing.

6.                                      Conditions of the Company’s Obligations at Closing.  The obligations of the Company under subsection 1.1 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions.

6.1                               Representations, Warranties and Covenants.  The representations, warranties and covenants of the Investor contained in Section 4 shall be true on and as of the Closing.

6.2                               Public Offering Shares.  The Underwriters shall have purchased the Firm Shares pursuant to the Registration Statement and Underwriting Agreement.

6.3                               Absence of Injunctions, Decrees, Etc.  During this period from the date of this Agreement to immediately prior to the Closing, no governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any decision, injunction, decree, ruling, law or order permanently enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated at the Closing.

7.                                      Termination.  This Agreement shall terminate (i) at any time upon the written consent of the Company and the Investor, (ii) upon the withdrawal by the Company of the Registration Statement, or (iii) on August 31, 2020 if the Closing has not occurred.

8.                                      Miscellaneous.

8.1                               Survival of Warranties.  The warranties, representations and covenants of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company.

8.2                               Successors and Assigns.  This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by the Investor without the prior written consent of the Company; provided, however, that after the Closing, the Shares and the rights, duties and obligations of the Investor hereunder may be assigned to Affiliated Holders without the prior written consent of the Company. Notwithstanding the foregoing, the Investor may direct the Company by written notice (email being sufficient) to issue the number of Shares set forth in such written notice to an affiliated entity of the Investor (which, for the purposes hereof, shall mean an entity directly or indirectly controlled by Chinh Chu) at the Closing, in which case (i) such affiliated entity shall pay the purchase price for the Shares to be issued to such affiliated entity at the Closing (the “Purchase Price”) or (ii) if for any reason such entity does not pay the Purchase Price at Closing, the Investor shall pay the Purchase Price at Closing. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

8.3                               Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the State of New York.

8.4                               Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

8.5                               Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail (if to the Investor or any other holder of Company securities) or otherwise delivered by hand, messenger or courier service addressed:

(a)                                 if to the Investor, to the attention of the Investor to     , c/o CC Capital GP, LLC, 200 Park Avenue, 58th Floor, New York, NY 10166, or     .

(b)                                 if to the Company, to the attention of the Chief Legal Officer of the Company at 103 John F. Kennedy Parkway, Short Hills, New Jersey 07078 or    , or at such other current address or electronic mail address as the Company shall have furnished to the Investor.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via electronic mail, when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day.  In the event of any conflict between the Company’s books and records and this Agreement or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.

8.1                               Brokers or Finders.  The Company shall indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a brokerage or finder’s fee or agent’s commission (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its constituent partners, members, officers, directors, employees or representatives is responsible to the extent such liability is attributable to any inaccuracy or breach of the representations and warranties contained in Section 3.7, and the Investor agrees to indemnify and hold harmless the Company and the Investor from any liability for any commission or compensation in the nature of a brokerage or finder’s fee or agent’s commission (and the costs and expenses of defending against such liability or asserted liability) for which the Company, the Investor or any of their constituent partners, members, officers, directors, employees or representatives is responsible to the extent such liability is attributable to any inaccuracy or breach of the representations and warranties contained in Section 4.8.

8.2                               Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor.

8.3                               Severability.  If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision.  The balance of this Agreement shall be enforceable in accordance with its terms.

8.4                               Entire Agreement.  This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof.  No party shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein or therein.

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IN WITNESS WHEREOF, the parties have executed this Common Stock Purchase Agreement as of the date first above written.

DUN & BRADSTREET HOLDINGS, INC.

By:	/s/ Joe A. Reinhardt III
Name:	Joe A. Reinhardt III
Title:	Chief Legal Officer

[Signature page to the Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Common Stock Purchase Agreement as of the date first above written.

INVESTOR:

CC STAR HOLDINGS, LP

By:	/s/ Chinh E. Chu
Name:	Chinh E. Chu
Title:	President & Senior Managing Director

[Signature page to the Stock Purchase Agreement]